Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-121196 of MSA Safety Incorporated on Post-Effective Amendment No. 1 to Form S-8 of our report dated June 28, 2017, appearing in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2016.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 28, 2017